Exhibit 99.1

PR INQUIRIES: Smith Micro Software Kelly Sulkosky +1 (412) 837-5300 PR@smithmicro.com	IR INQUIRIES: Smith Micro Software Charles Messman +1 (412) 837-5300 IR@smithmicro.com

Smith Micro Founder Bill Smith Returns as President and CEO

PITTSBURGH, PA, September 18, 2026 – Smith Micro Software, Inc. (Nasdaq: SMSI) today announced that Bill Smith has been appointed as the Company’s president and chief executive officer. In his return to the Company’s helm, Smith succeeds outgoing chief executive, Tim Huffmyer, who has resigned to pursue other opportunities but will continue to serve on the Company’s board of directors. Smith founded and previously led the Company for more than four decades and has served as the Company’s executive chairman of the board of directors since March 2026.

“When Tim rejoined the Company last year in the dual role of COO and CFO, it was a pivotal time for the Company,” said Smith. “He was the driving force behind our efforts to improve operational efficiency and establish a leaner foundation for growth. His leadership in the dual role, and later as CEO, was instrumental in executing our operational improvement initiatives, resulting in a more efficient organization and a stronger platform for future growth. I want to thank Tim for his contributions to the Company and wish him well in his next chapter.

“I am returning as CEO at an exciting time for the Company,” Smith continued. “With new products entering the market, customer relationships expanding, and a healthy pipeline of prospective opportunities, I am optimistic about our ability to capitalize on the momentum we have created and deliver meaningful value for shareholders.”

Smith previously served as Smith Micro’s chairman, president and chief executive officer from the Company’s inception in 1982 until March 2026, when he transitioned to the executive chairman role. Mr. Smith received a Bachelor of Arts degree in Business Administration from Grove City College. As the Company’s founder who served as president and CEO for more than four decades, Smith will deliver continuity of leadership, key insights and extensive knowledge of the telecommunications and wireless industries, garnered during his uninterrupted 44 years of service with the Company.

About Smith Micro Software, Inc.

Smith Micro develops software to simplify and enhance the mobile experience, providing solutions to some of the leading wireless service providers around the world. From enabling Digital Family Lifestyle™ to providing powerful voice messaging capabilities, Smith Micro’s solutions enrich today’s connected lifestyles while creating new opportunities to engage consumers via smartphones and consumer IoT devices. For more information, visit smithmicro.com.

Smith Micro, the Smith Micro logo and Digital Family Lifestyle are trademarks or registered trademarks of Smith Micro Software, Inc.

Forward-Looking Statements

Certain statements in this press release are forward-looking statements regarding future events or results within the meaning of the Private Securities Litigation Reform Act, including statements related to our future business plans, future performance or results, the benefits that Smith Micro believes our solutions will offer to our customers and to their end users, and statements using such words as “expect,” “anticipate,” “believe,” “plan,” “intend,” “could,” “will” and other similar expressions. Forward-looking statements involve risks and uncertainties, which could cause actual results to differ materially from those expressed or implied in the forward-looking statements. Among the important factors that could cause or contribute to such differences are our ability to establish and maintain strategic relationships with our customers and mobile device manufacturers, their ability to attract customers, and their willingness to promote our products; our ability and/or customers’ ability to distribute our mobile software applications to their end users through third party mobile software application stores, which we do not control; our dependency upon effective operation with operating systems, devices, networks and standards that we do not control and on our continued relationships with mobile operating system providers, device manufacturers and mobile software application stores; unanticipated delays or obstacles in our development and release cycles and the degree to which competing business needs or resource availability may affect our allocation of resources to planned projects; our ability to hire and retain key personnel; interruptions or delays in the services we provide from our data center and cloud hosting facilities; the existence of undetected software defects in our products and our failure to resolve detected defects in a timely manner; rapid technological evolution and resulting changes in demand for our products from our key customers and their end users. These and other factors discussed in our filings with the Securities and Exchange Commission, including our filings on Forms 10-K and 10-Q, could cause actual results to differ materially from those expressed or implied in any forward-looking statements. The forward-looking statements contained in this release are made on the basis of the views and assumptions of management, and we do not undertake any obligation to update these statements to reflect events or circumstances occurring after the date of this release.